Exhibit 24.1

KEYCORP

POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints James L. Waters and Andrea R. McCarthy, and each of them, as their true and lawful attorneys-in-fact with full power of substitution and resubstitution, to sign in their name, place, and stead and to file the following: (i) a registration statement on Form S-8 with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of Common Shares of KeyCorp issuable in connection with the KeyCorp 2026 Equity Compensation Plan, including any and all exhibits thereto and other documents in connection therewith; (ii) any and all amendments, including post-effective amendments, supplements, and exhibits, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, relating to the KeyCorp 2013 Equity Compensation Plan, the KeyCorp Amended and Restated 2019 Equity Compensation Plan and the KeyCorp 2026 Equity Compensation Plan, as applicable; and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to any of the foregoing, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate, or desirable to be done in the premises, or in the name, place, and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Power of Attorney has been signed as of May 14, 2026.

/s/ Christopher M. Gorman	/s/ Clark H. I. Khayat
Christopher M. Gorman Chairman, Chief Executive Officer, and President (Principal Executive Officer) and Director	Clark H. I. Khayat Chief Financial Officer (Principal Financial Officer)

/s/ Stacy L. Gilbert	/s/ Jacqueline L. Allard
Stacy L. Gilbert Chief Accounting Officer (Principal Accounting Officer)	Jacqueline L. Allard, Director

/s/ Alexander M. Cutler	/s/ H. James Dallas
Alexander M. Cutler, Director	H. James Dallas, Director

/s/ Antonio DeSpirito	/s/ Elizabeth R. Gile
Antonio DeSpirito, Director	Elizabeth R. Gile, Director

/s/ Robin N. Hayes	/s/ Christopher L. Henson
Robin N. Hayes, Director	Christopher L. Henson, Director

/s/ Richard J. Hipple	/s/ Somesh Khanna
Richard J. Hipple, Director	Somesh Khanna, Director

/s/ Devina A. Rankin	/s/ Barbara R. Snyder
Devina A. Rankin, Director	Barbara R. Snyder, Director

/s/ Richard J. Tobin	/s/ Todd J. Vasos
Richard J. Tobin, Director	Todd J. Vasos, Director